Exhibit 99.1

Concurrent Reports First Quarter Fiscal Year 2016 Financial Results

ATLANTA — November 3, 2015 — Concurrent (NASDAQ: CCUR), a global provider of high-performance Linux® and storage solutions, today announced financial results for the first quarter ended September 30, 2015.

“In the first quarter of fiscal 2016, we made progress as planned on our strategic growth initiatives and expanded market share in a tough environment,” said Derek Elder, President & CEO of Concurrent. “We achieved several milestones, including the sale of our video analytics product line and the opening of our innovation center in Atlanta to expand access to world-class engineering talent. We believe market conditions are improving and we maintain our expectations that we will grow revenue in fiscal 2016 relative to 2015, adjusted for the sale of our video analytics product line.”

Financial Highlights

Revenue for the first quarter of fiscal 2016 was $13.4 million, compared with $17.5 million for the same period in fiscal 2015 and $13.8 million in the fourth quarter of fiscal 2015.

Gross margin for the first quarter of fiscal 2016 was 58.8%, compared with 55.3% for the same period in fiscal 2015 and 56.5% in the fourth quarter of fiscal 2015.

Operating income for the first quarter of fiscal 2016 was $3.0 million, compared to operating income of $0.8 million for the same period in fiscal 2015 and an operating loss of $(0.7) million in the fourth quarter of fiscal 2015. Operating income during the first fiscal quarter of 2016 included a gain of $4.1 million related to the sale of the company’s multi-screen video analytics product line.

Adjusted EBITDA was $(0.6) million in the first quarter of fiscal 2016, compared with Adjusted EBITDA of $1.2 million in the same period in fiscal 2015, and Adjusted EBITDA of $(0.4) million in the fourth quarter of fiscal 2015. See “Non-GAAP Financial Measurements” below for more information on the calculation of Adjusted EBITDA, including a reconciliation of Adjusted EBITDA to net income.

The company reported net income of $3.2 million, or $0.35 income per diluted share, in the first quarter of fiscal 2016, compared with net income of $0.4 million, or $0.04 income per diluted share, in the same period in fiscal 2015, and a net loss of $(0.9) million, or $(0.10) loss per diluted share, in the fourth quarter of fiscal 2015.

The company continued to pay a quarterly dividend of $0.12 per share in the first quarter of fiscal 2016. At September 30, 2015, Concurrent had working capital of $27.8 million including cash and cash equivalents of $24.5 million. The company has no debt.

Recent Company Highlights

•	Concurrent sold its multi-screen video analytics product line to Verimatrix, Inc. in September 2015 for $3.5 million.

•	The company opened a new innovation center in downtown Atlanta to conduct research and development activities for its Aquari™ scale-out storage solution.

•	Concurrent launched an open-source content delivery network solution and announced a new major release version of its Unified Content Delivery Solution.

Non-GAAP Financial Measurements

To supplement the Company’s condensed consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this news release provides information concerning the Company’s Adjusted EBITDA, a non-GAAP financial measure. Reconciliations of Adjusted EBITDA to net income, the most comparable GAAP financial measure, can be found in tables immediately following the condensed consolidated balance sheets.

For purposes of this news release, Adjusted EBITDA is defined as GAAP net income, less interest income and other income (expense), net, provision for income taxes, depreciation and amortization expenses, share-based compensation expense and gain on the sale of assets. The Company considers Adjusted EBITDA important to understanding its historical results and identifying current and future trends impacting its business. Management uses Adjusted EBITDA to compare the Company’s performance to that of prior periods and evaluate the Company’s financial and operating results on a consistent basis from period to period. The Company also believes this measure, when viewed in combination with the Company’s financial results prepared in accordance with GAAP, provides useful information to investors to evaluate ongoing operating results and trends. The adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results, trends and performance.

Adjusted EBITDA has limitations as an analytical tool, however, including the following:

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and adjusted EBITDA does not reflect any cash requirements for such replacements;

•	Adjusted EBITDA does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect our tax expense or any cash requirements to pay income taxes; and

•	Adjusted EBITDA does not reflect the impact of earnings or charges resulting from matters we do not consider to be indicative of our ongoing operations, but may nonetheless have a material impact on our results of operations.

The presentation of Adjusted EBITDA is not meant to be considered in isolation or as a substitute for or superior to the Company’s financial results determined in accordance with GAAP. In addition, the Company’s presentation of Adjusted EBITDA may not be computed in the same manner as similarly titled measures used by other companies, including other companies in our industry.

Conference Call Information

Concurrent will hold a conference call today, Tuesday, November 3, at 4:30 p.m. ET to review its first quarter fiscal year 2016 financial results. The call will be broadcast at www.concurrent.com, on the “Investors” page, under the ‘Company’ tab. The call can be accessed live by dialing 1-800-230-1074 (U.S.) 612-288-0337 (international) and entering passcode 151103. A replay will also be available at www.concurrent.com.

To view Financial Results visit our Investors page here.

About Concurrent

Concurrent (NASDAQ: CCUR) is a global software and solutions company that develops advanced applications on a core foundation of high performance Linux® and storage technologies. We serve industries and customers that demand uncompromising performance, reliability and flexibility to gain a competitive edge, drive meaningful growth and confidently deliver best-in-class solutions that enrich the lives of millions of people around the world every day.

Concurrent’s Linux and storage solutions include software, hardware, and services designed for mission-critical applications that require the highest degree of performance and reliability. Our storage products are deployed by customers in a variety of markets to support massively large storage capacities and provide instantaneous access to data. Our Linux solutions and performance optimization tools enable software applications to run at peak performance, with ultra-low latency, on commercial hardware platforms.

Concurrent’s content delivery solutions consist of software, hardware and services for intelligently processing, storing, distributing and streaming digital content to consumers on a wide variety of viewing devices, over two-way interactive communication networks. These products and services are deployed by video and Internet service providers, broadcasters, and content owners to support consumer-facing video services including live broadcast services, video-on-demand and time-shifted streaming applications such as cloud-based digital video recording.

Our real-time solutions consist of simulation and testing software combined with computer platforms and services. These products are sold to automotive, aerospace, defense, energy and manufacturing companies seeking high-performance, real-time computing solutions for their simulation, data acquisition and process control applications.

Offices are located in North America, Europe and Asia. Visit www.concurrent.com for further information and follow us on Twitter: www.twitter.com/Concurrent_CCUR.

Certain statements made or incorporated by reference in this release may constitute “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and the company’s future performance, including, but not limited to, management’s expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.

The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: the potential consolidation of the markets that we serve, U.S. government sequestration; European austerity measures; delays or cancellations of customer orders; non-renewal of maintenance and support service agreements with customers; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; margins of video solutions business to capture new business; fluctuations and timing of large video solutions orders; doing business in the People’s Republic of China; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the concentration of our customers; failure to effectively manage change; delays in testing and introductions of new products; the impact of reductions in force on our operations; rapid technology changes; system errors or failures; reliance on a limited number of suppliers and failure of components provide by those suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the impact of competition on the pricing of video solutions products; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; the success of new video solutions; the success of our relationships with technology and channel partners; capital spending patterns by a limited customer base; the current challenging macroeconomic environment; continuing unevenness of the global economic recovery; privacy concerns over data collection; our ability to utilize net operating losses to offset cash taxes in the event of an ownership change as defined by the Internal Revenue Service; earthquakes, tsunamis, floods and other natural disasters in areas in which our customers and suppliers operate; and the availability of debt or equity financing to support our liquidity needs.

Other important risk factors are discussed in Concurrent’s Form 10-K filed August 26, 2015 with the Securities and Exchange Commission (“SEC”), and in subsequent filings of periodic reports with the SEC. The risk factors discussed in the Form 10-K and subsequently filed periodic reports under the heading “Risk Factors” are specifically incorporated by reference in this press release. Forward-looking statements are based on current expectations and speak only as of the date of such statements. Concurrent undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

Concurrent Computer Corporation and its logo are registered trademarks of Concurrent. All Concurrent product names are trademarks or registered trademarks of Concurrent while all other product names are trademarks or registered trademarks of their respective owners.

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For more information, contact:

Media Relations:

Kristen Bryant

(678) 258-4221

kristen.bryant@ccur.com

Investor Relations:

ICR

Seth Potter

(646) 277-1230

Seth.Potter@icrinc.com

Concurrent Computer Corporation

Condensed Consolidated Statements of Operations (Unaudited)

(In Thousands Except Share and Per Share Data)

	Three Months Ended
	September 30,	June 30,	September 30,
	2015	2015	2014
		(Restated)
Revenues:
Product	$8,494	$9,045	$12,478
Service	4,857	4,768	5,062
Total revenues	13,351	13,813	17,540
Cost of sales:
Product	3,453	3,910	5,540
Service	2,041	2,103	2,302
Total cost of sales	5,494	6,013	7,842
Gross margin	7,857	7,800	9,698
Operating expenses:
Sales and marketing	3,394	3,641	3,966
Research and development	3,837	3,424	3,268
General and administrative	1,778	1,715	1,954
Gain on sale of assets, net	(4,116)	(325)	(339)
Total operating expenses	4,893	8,455	8,849
Operating income (loss)	2,964	(655)	849
Other income (expense), net	126	(236)	(285)
Income (loss) before income taxes	3,090	(891)	564
Income tax provision (benefit)	(117)	(10)	177
Net income (loss)	$3,207	$(881)	$387

Basic net income (loss) per share	$0.35	$(0.10)	$0.04
Diluted net income (loss) per share	$0.35	$(0.10)	$0.04
Basic weighted average shares outstanding	9,112,891	9,097,769	8,989,751
Diluted weighted average shares outstanding	9,176,877	9,097,769	9,115,365
Cash dividends declared per common share	$0.12	$0.12	$0.12

Concurrent Computer Corporation

Condensed Consolidated Statements of Comprehensive Income (Loss) (Unaudited)

(In Thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2015	2015	2014
		(Restated)

Net income (loss)	$3,207	$(881)	$387

Other comprehensive income (loss):
Foreign currency translation adjustment	(94)	2	211
Pension and post-retirement benefits, net of tax	(3)	(143)	10
Other comprehensive income (loss)	(97)	(141)	221
Comprehensive income (loss)	$3,110	$(1,022)	$608

Concurrent Computer Corporation

Condensed Consolidated Balance Sheets

(In Thousands)

	September 30,	June 30,
	2015	2015
	(Unaudited)	(Restated)

ASSETS
Cash and cash equivalents	$24,462	$25,451
Trade accounts receivable, net	10,427	10,174
Inventories	2,963	3,428
Deferred income taxes - current, net	1,060	1,422
Prepaid expenses and other current assets	1,910	738
Total current assets	40,822	41,213

Property, plant and equipment, net	2,779	2,448
Deferred income taxes, net	13,257	12,618
Other long-term assets, net	1,350	1,501
Total assets	$58,208	$57,780

LIABILITIES
Accounts payable and accrued expenses	$6,163	$6,320
Deferred revenue	6,834	8,362
Total current liabilities	12,997	14,682

Long-term deferred revenue	1,518	1,658
Pension liability	3,251	3,189
Other long-term liabilities	1,711	1,694
Total liabilities	19,477	21,223

STOCKHOLDERS’ EQUITY
Common stock	92	91
Additional paid-in capital	210,373	210,207
Accumulated deficit	(171,491)	(173,595)
Treasury stock, at cost	(255)	(255)
Accumulated other comprehensive income	12	109
Total stockholders’ equity	38,731	36,557
Total liabilities and stockholders’ equity	$58,208	$57,780

Concurrent Computer Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)

(In Thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2015	2015	2014
		(Restated)

GAAP Net income (loss)	$3,207	$(881)	$387
Addback (deduct):
Other (income) expense, net	(126)	236	285
Income tax provision (benefit)	(117)	(10)	177
Depreciation	395	399	375
Amortization	36	46	45
Share-based compensation	167	157	226
Gain on sale of assets, net	(4,116)	(325)	(339)
Adjusted EBITDA	$(554)	$(378)	$1,156